Exhibit 23.6

DEGOLYER AND MACNAUGHTON

4925 GREENVILLE AVENUE, SUITE 400

ONE ENERGY SQUARE

DALLAS, TEXAS 75206

July 8, 2005

Petróleo Brasileiro S.A.

Av. Republica do Chile 65/1702

Rio de Janeiro

Brasil 200035-900

Ladies and Gentlemen:

We hereby consent to the references to our firm as set forth in the Amendment No. 3 to the Registration Statement on Form F-3 (Registration Statement No. 333-118644) and Amendment No. 2 to the Registration Statement on Form F-3 (Registration Statement No. 333-92044) in each case filed by Petróleo Brasileiro S.A. (Petrobras) and Petrobras International Finance Company, under the heading “Experts.” We prepared estimates, as of December 31, 2004, of the proved crude oil, condensate, and natural gas reserves and the oil equivalent of 68 fields with interests owned by Petrobras. The fields are located in Brazil and offshore from Brazil. These estimates and the fields evaluated are those presented in our letter report to Petrobras dated February 14, 2005. These estimates were prepared in accordance with the reserves definitions of Rules 4-10 (a) (1)-(13) of Regulation S-X of the United States Securities and Exchange Commission.

Very truly yours,

DeGOLYER and MacNAUGHTON